As filed with the Securities and Exchange Commission on May 15, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ATRenew Inc.

(Exact name of registrant as specified in its charter)

_______________

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12th Floor, No. 6 Building

433 Songhu Road, Shanghai

The People's Republic of China

(Address of Principal Executive Offices and Zip Code)

_______________

Second Amended and Restated 2021 Share Incentive Plan
(Full title of the plan)

_______________

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Chen Chen Chief Financial Officer ATRenew Inc. 12th Floor, No. 6 Building 433 Songhu Road, Shanghai People's Republic of China +86 21 5290-7031	Shu Du, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong +852 3740 4000

EXPLANATORY NOTE

This registration statement on Form S-8 is filed by ATRenew Inc. (the “Registrant”) to register additional securities issuable pursuant to the Second Amended and Restated 2021 Share Incentive Plan and consists of only those items required by General Instruction E to Form S-8. In May 2025, the board of directors of the Registrant and the compensation committee of the board of the Registrant approved an increase to the pool size of the Registrant’s Second Amended and Restated 2021 Share Incentive Plan (the “Plan”), pursuant to which the maximum number of shares available for grant under the Plan initially shall be 13,615,595, plus an automatic increase by a number equal to 1% of the total number of ordinary shares outstanding on the last day of the immediately preceding fiscal year, on the first day of each fiscal year during the term of the Plan commencing with the fiscal year ended December 31, 2026. Based on the above, the additional securities registered hereby consist of (i) 1,465,515 Class A ordinary shares resulting from an increase in the initial pool size of the Plan and (ii) 5,862,060 Class A ordinary shares representing the estimated number of Class A ordinary shares that will be automatically added for the fiscal years ending December 31, 2026 through December 31, 2029 pursuant to the evergreen provision of the Plan.

In accordance with General Instruction E to Form S-8, the contents of the registration statements on Form S-8 (File No. 333-259187), as filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2021, and the registration statements on Form S-8 (File No. 333-271485), as filed with the Commission on April 28, 2023, are incorporated herein by reference, except as otherwise set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by ATRenew Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)
The Registrant’s registration statement on Form S-8 (File No. 333-259187) filed with the Commission on August 31, 2021;
(b)
The Registrant’s registration statement on Form S-8 (File No. 333-271485) filed with the Commission on April 28, 2023;
(c)
The Registrant’s annual report on Form 20-F (File No. 001-40486) filed with the Commission on April 11, 2025, which includes audited financial statements for the year ended December 31, 2024; and
(d)
The description of the Registrant’s Class A ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-40486) filed with the Commission on June 11, 2021, including any amendment, supplement and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8. Exhibits

See the Index to Exhibits attached hereto.

EXHIBIT INDEX

Exhibit Number	Description
4.1

Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 1.1 to the Registrant’s annual report on Form 20-F (File No. 001-40486) filed with the Securities and Exchange Commission on April 27, 2022)

4.2	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-256615))
4.3

Deposit Agreement, dated June 17, 2021, among the Registrant, the depositary and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated hereby reference to Exhibit 4.3 to the registration statement on Form S-8 (File No. 333-259187) filed with the Securities and Exchange Commission on August 31, 2021)

4.4	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)
5.1*	Opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Registrant, regarding the legality of the Class A Ordinary Shares being registered
10.1*	Second Amended and Restated 2021 Share Incentive Plan
23.1*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm
23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page hereto)
107.1*	Filing Fee Table

___________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on May 15, 2025.

ATRenew Inc.
By:	/s/ Kerry Xuefeng Chen
	Name:	Kerry Xuefeng Chen
	Title:	Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Mr. Kerry Xuefeng Chen, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on May 15, 2025.

Signature	Title

/s/ Kerry Xuefeng Chen Kerry Xuefeng Chen	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Yongliang Wang Yongliang Wang	Director and President

/s/ Mervin Ye Zhou Mervin Ye Zhou	Director

/s/ Shuangxi Wu Shuangxi Wu	Director

/s/ Chen Chen Chen Chen	Director and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Jingbo Wang Jingbo Wang	Director

/s/ Guoxing Jiang Guoxing Jiang	Director

/s/ Rui Zhu	Director
Rui Zhu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ATRenew Inc. has signed this registration statement or amendment thereto in New York, New York on May 15, 2025.

Authorized U.S. Representative
COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.